HERALD NATIONAL BANK

623 Fifth Avenue

New York, New York 10022

October 31, 2011

The One Group, LLC

One 29 Park Management, LLC,
STK-Las Vegas, LLC

STK Atlanta, LLC

c/o The One Group

411 West 14th Street, 3rdFloor

New York, New York 10014

Attention: Mr. Jonathan Segal

Ladies and Gentlemen:

Reference is made to the Pledge Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") between The One Group, LLC (the "Pledgor") and Herald National Bank (the "Bank"). Capitalized terms not defined herein shall have the respective meanings assigned to such terms under the Pledge Agreement. Pursuant to the Pledge Agreement, the Pledgor has granted to the Bank a security interest in and lien upon the Pledgor's membership interest in each of One 29 Park Management, LLC, STK-Las Vegas, LLC and STK Atlanta, LLC (collectively, the "Pledged Collateral"). The Pledgor, One 29 Park Management, LLC, STK-Las Vegas, LLC and STK Atlanta, LLC (individually, a "Company" and collectively, the "Companies") and the Bank are entering into this agreement to acknowledge and perfect the security interest of the Bank in the Pledged Collateral.

Each Company hereby acknowledges the security interest of the Bank in the Pledged Collateral, and represents to the Bank that (i) on the date hereof, it does not know of any claim to or security interest in the Pledged Collateral, other than the interests of the Pledgor and the Bank, and (ii) it has not identified in its records any other person as an entitlement holder with respect to the Pledged Collateral.

The Pledgor hereby directs the Companies, and the Companies agree, to make all notations in its records pertaining to the Pledged Collateral that are necessary or appropriate to reflect the security interest of the Bank in the Pledged Collateral.

The Pledgor authorizes and directs each Company, and each Company agrees, to comply with any instructions originated by the Bank and received by it in writing from the Bank or its designee, without further notice to or consent from the Pledgor. The Pledgor hereby directs the Companies, and the Companies hereby agree, to take instructions with respect to the Pledged Collateral solely from or originated by the Bank or its designee. The Companies agree not to accept instructions with respect to the Pledged Collateral originated by any person other than the Bank or its designee and not to permit the transfer or other disposal of the Pledged Collateral or any portion thereof without the prior written consent of the Bank.

THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This agreement shall remain in effect until the security interest of the Bank in and lien upon the Pledged Collateral has terminated. The rights and powers granted to the Bank in this agreement are powers coupled with an interest, are irrevocable and will not be affected by the bankruptcy of the Pledgor or by the lapse of time.

No amendment or modification of this agreement shall be binding on any party to this agreement unless it is in writing and signed by each of the parties to this agreement. No waiver of any right hereunder shall be binding on any party unless such waiver is in writing and signed by the party against whom enforcement is sought.

Every provision of this agreement is intended to be severable, and if any term or provision of this agreement shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

The terms of this agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

All communications and notices hereunder shall be in writing and given as provided in Section 16 of the Pledge Agreement.

This agreement embodies the entire agreement and understanding among the Pledgor, the Bank and the Companies relating to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof.

This agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this agreement by signing and delivering one or more counterparts.

[Signature page follows.]

Please indicate your agreement to the foregoing by executing the enclosed copy of this letter in the appropriate space provided below and returning it to the Bank.

Very truly yours,
HERALD NATIONAL BANK

By:	/s/ Michael Laurie
Name: Michael Laurie
Title: Senior Vice President and Managing Director

Accepted and Agreed to:

THE ONE GROUP, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

ONE 29 PARK MANAGEMENT, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

STK-LAS VEGAS, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

STK ATLANTA, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

The One Group Acknowledgement of Pledge Agreement-Subsidiary Borrowers Signature Page